Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-214018) pertaining to the Everspin Technologies, Inc. 2008 Equity Incentive Plan, 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,

(2)Registration Statement (Form S-8 No. 333-219938) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,

(3)Registration Statement (Form S-3 No. 333-221331) of Everspin Technologies, Inc.,

(4)Registration Statement (Form S-8 No. 333-225119) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan;

(5)Registration Statement (Form S-8 No. 333-230349) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan;

of our report dated March 12, 2020, with respect to the financial statements of Everspin Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 12, 2020